WAIVER AND
        ELEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT


     THIS WAIVER AND ELEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made as of October 22, 1996, by and between TOASTMASTER INC., a Missouri corporation ("Borrower") and FLEET CAPITAL CORPORATION, a Rhode Island corporation, as successor by merger to Fleet Capital Corporation, a Connecticut corporation ("Lender").

                     PRELIMINARY STATEMENTS:

     A. Borrower and Lender are parties to that certain Loan and Security Agreement dated as of November 19, 1993, (as amended from time to time, the "Loan Agreement"). Capitalized terms used but not defined herein shall have the meanings given them in the Loan Agreement.

     B. Borrower and Lender now desire to amend certain provisions of the Loan Agreement on and subject to the terms hereof.

                        TERMS OF AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements hereinafter set forth, the parties hereto agree as follows:

     1.   Waiver.  The Lender hereby waives the provisions of
Section 9.3(C) of the Loan Agreement [RELATING TO QUARTERLY PRE-TAX EARNINGS] for the period from January 1, 1996 through September 30, 1996, but only to the extent the Borrower achieved Adjusted Net Earnings from Operations plus Federal, State and local income taxes deducted in the computation thereof of not less than ($3,166,000) (loss) for such period, and the Loan Agreement requires such figure to be not less than ($2,575,000)
(loss) for such period.

     2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

     (a) Section 1.1 of the Loan Agreement [RELATING TO DEFINED
TERMS] is hereby amended by replacing the definitions of Base
Rate-Term Loan, Fixed Rate, LIBO Rate, and LIBO Rate-Term Loan with the following:

          Base Rate-Term Loan - A fluctuating interest rate per annum equal on each day to the sum of (i) the Base Rate, plus
(ii) one percent (1.0%) per annum.

     "Fixed Rate"- With respect to a Specified Amount of a Revolving Credit Loan during any Interest Period, a fixed interest rate per annum equal to the sum of:

     (i) the yield to maturity of U.S. Treasury notes maturing on, or as nearly as possible prior to, the last day of such Interest Period, such yield to be determined by the Lender as of the Business Day immediately preceding the first day of such Interest Period, based on the yields derived from the asked quote published in the "Treasury Bonds, Notes & Bills" column in the Wall Street Journal as of such date; plus

     (ii) Lender's cost (expressed as a percentage per annum) to acquire such U.S. Treasury notes (whether or not Lender actually acquires any such notes in connection with making a Fixed Rate Loan in the Specified Amount) in an amount not to exceed fifteen one-hundredths of one percent (0.15%); plus

     (iii)     two and thirty-five one hundredths of one percent
(2.35%).

         If The Wall Street Journal shall cease to publish yields on U.S. Treasury notes, then Lender may determine such yields from another financial newspaper or electronic market information service (such as Telerate) of recognized standing. The determination of the Fixed Rate by Lender shall, in the absence of manifest error, be conclusive.

         "LIBO Rate"- With respect to the Revolving Credit Loans and Equipment Loans (other than Fixed Rate Loans), means a fluctuating interest rate per annum equal on each day to the sum of:

         (i) the rate of interest per annum (adjusted to reflect reserve, deposit insurance or other similar requirements to which the Bank may be subject) at which deposits in United States dollars are offered by the principal office of the Bank, in London, England, to prime banks in the London interbank market at or about 11:00 a.m. (London time) on such day (or if such day is not a Business Day, on the next preceding Business day) for a thirty (30) day period in an amount approximately equal to the principal amount of such Revolving Credit Loans or Equipment Loans, or both, plus

         (ii) two and one-quarter percent (2.25%) per annum.

         Such rate will be reduced by one-quarter of one percent (0.25%) per annum for each fiscal year of Borrower in which it achieves EBIT of $14,000,000 or more, provided, however, that such rate shall never be less than the rate computed in clause
(i) above plus one and one-quarter percent (1.25%) per annum. Such reduction will be determined on the basis of the Borrower's
       audited financial statements for the relevant fiscal year delivered to Lender in accordance with Section 9.1(J)(i), and shall take effect from and after the date of delivery of such financial statements showing achievement of such EBIT target.

         As used in this Agreement, the LIBO Rate is a fluctuating interest rate determined daily by Lender and is not fixed for any period. The LIBO Rate shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the rate computed in accordance with clause (i) above, with such adjustments to be effective as of the opening of business on the day that any such change in such rate becomes effective. The
LIBO Rate in effect on the date hereof shall be the LIBO Rate effective as of the opening of business on the date hereof, but if this Agreement is executed on a day that is not a Business
Day, the LIBO Rate in effect on the date hereof shall be the LIBO Rate effective as of the opening of business on the last Business Day immediately preceding the date hereof. If the Bank ceases to offer deposits in U.S. Dollars in the London interbank market, then the Lender will determine the LIBO Rate based on the 30-day LIBO rates quoted by Reuters or in The Wall Street Journal or other financial newspaper or electronic market information service of recognized standing.

         LIBO Rate-Term Loan - A fluctuating interest rate per annul equal to the sum of:

         (i) the rate of interest per annum (adjusted to reflect reserve, deposit insurance or other similar requirements to which the Bank may be subject) at which deposits in United States dollars are offered to Lender by prime banks in the London interbank market at or about 11:00 a.m. (London time) on such day (or if such day is not a Business Day, on the next preceding Business Day) for a thirty (30), sixty (60), ninety (90) or one hundred-eighty (180) day period, as applicable, in an amount approximately equal to the principal amount of the LIBO Rate Term Loan Portion, plus

         (ii) two and one-half of one percent (2.50%) per annum.

         (b)  Section 3.1(A) of the Loan Agreement [RELATING TO
INTEREST AND CHARGES ON THE TERM LOAN] is hereby deleted in its entirety and replaced with the following new Section 3.1(A):

                   (A) Term Loan. Borrower shall pay interest on the outstanding principal amount of the Term Loan Note as follows:

                        (i)  To and including September 13, 1997,
Borrower shall pay interest on $5,880,948 of the outstanding principal amount of the Term Loan Note, less principal payments received under the Term Loan Note during such period, at a fixed
       interest rate per annum equal to nine and forty-seven one-hundredths of one percent (9.47%);

                        (ii) To and including September 13, 1997,
Borrower shall pay interest on the outstanding principal amount of the Term Loan Note which is not subject to the fixed rate described in subpart (i) above at either the Base Rate-Term Loan or the LIBO Rate-Term Loan, as provided in Section 3.1(I) hereof; and

                        (iii) From and after September 14, 1997,
Borrower shall pay interest on the entire outstanding principal amount of the Term Loan Note at either the Base Rate-Term Loan or the LIBO Rate-Term Loan, as provided in Section 3.1(I) hereof.

         (c) Section 3.1(B) of the Loan Agreement [RELATING TO BASE RATE LOANS] is hereby amended by deleting the first two paragraphs thereof and replacing them with the following:

              (B) Base Rate Loans. Except to the extent that Borrower shall elect to pay interest on the Revolving Credit Loans or the Equipment Loans, or both, pursuant to subsection (C) or (E) of this Section 3.1, Borrower shall pay interest on the principal amount of the Revolving Credit Note and the Equipment Notes outstanding at the end of each day at a fluctuating rate per annum equal to three-fourths of one percent (.75%) above the Base Rate in effect on such day.

         The rate described in the preceding paragraph will be reduced by one-eighth of one percent (0.125%) per annum for each fiscal year of Borrower in which it achieves EBIT of $14,000,000 or more, provided, however, that such rate shall never be less than one-fourth of one percent (.25%) above the Base Rate. Such reduction will be determined on the basis of the Borrower's audited financial statements for the relevant fiscal year delivered to Lender in accordance with Section 9.1(J)(i), and shall take effect from and after the date of delivery of such financial statements showing achievement of such EBIT target.

         (d) Section 9.3(D) of the Loan Agreement [RELATING TO ANNUAL PROFITABILITY] is hereby amended to provide that Borrower shall achieve Adjusted Net Earnings from Operations of not less than $175,000 for the fiscal year ending December 31, 1996. The current provisions contained in Section 9.3(D), which require Borrower to achieve Adjusted Net Earnings from Operations of not less than $2,900,000 during each fiscal year, shall continue to apply to all other periods.

         (e) Section 9.3(E) of the Loan Agreement [RELATING TO DEBT SERVICE COVERAGE] is hereby amended to provide that Borrower shall maintain, as of December 31, 1996, for the immediately preceding twelve months, a ratio of Net Cash Flow to Debt Service
       of not less than 0.10 to 1.0.  The current provisions contained in Section 9.3(E), which require Borrower to maintain, as of December 31st of each year for the immediately preceding twelve months, a ratio of Net Cash Flow to Debt Service of not less than
1.3 to 1.0, shall continue to apply to all other periods.

         (f) A new section 9.2(BB) is added to the Loan Agreement
[relating to Minimum Availability] as follows:

              (BB) Minimum Availability. At any time permit the excess of the Borrowing Base over the total amount of Revolving
Credit Loans outstanding hereunder to be less than Five Million
Dollars ($5,000,000).

         2. No Claims; Liens Unimpaired. Borrower acknowledges that, as of the date hereof, it has no actual knowledge of any existing claims, defenses (personal or otherwise) or rights of setoff or recoupment whatsoever with respect to the Loan Agreement or any of the other Loan Documents. Borrower agrees that this Amendment in no way acts as a release or relinquishment of any Liens in favor of the Lender securing payment of any of the Obligations.

         3. No Other Amendments or Waivers. Except as expressly set forth herein, there are no other agreements or understandings, written or oral, between Borrower and Lender relating to the Loan Agreement and/or the other Loan Documents that are not fully and completely set forth or described herein. Except to the extent specifically amended hereby, all terms and provisions of the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms, and no provisions thereof have been waived, except as specifically set forth herein.

         4. Further Assurances. Borrower agrees to execute such other and further documents and instruments as Lender may request to implement the provisions of this Amendment.

         5. Amendments. No provision of this Amendment may be amended, modified or waived, except by an instrument in writing signed by the Lender.

         6. Counterparts; Faxed Signatures. This Amendment may be executed in one or more counterparts and by different parties on different counterparts, each of which shall be deemed an original instrument and all of which taken together shall constitute one and the same agreement. A signature of a party delivered by telecopy or other electronic communication shall constitute an original signature of such party.

         7.   Incorporation by Reference; Statement Required by
Section 432.045, Mo. Rev. Stat.

         (a) Each of the Notes and the other Loan Documents is incorporated herein in full by this reference, provided, however, that if there is any inconsistency between this Amendment and such other Loan Documents (as amended by this Amendment), this Amendment shall govern.

         (b) ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND
EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date specified at the beginning hereof.


                                  TOASTMASTER INC.



                                  By:_____________________________
                                     Name:
                                     Title:


                                  FLEET CAPITAL CORPORATION



                                  By:_____________________________
                                     Name:
                                     Title: